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                                                               Exhibit 10-J(7)

                                                                       2/12/96



                   Amendment No. 2, Dated February 12, 1996 to
                    Agreement Dated December 14, 1992 Between
                    Dana Corporation and Southwood J. Morcott
                    -----------------------------------------

         WHEREAS, the parties have entered into an Agreement dated December 14, 1992 (the "Agreement"); and

         WHEREAS, the parties have agreed to make an amendment to the Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration from each party to the other, it is hereby mutually agreed by the parties that, effective February 12, 1996:

         1. The first two paragraphs of Section 2(a) are amended to read in their entirety, as follows:

                  "(a) POSITION. It is contemplated that during the Change of Control Period (as defined in Section 12(d), below), the Executive will continue to serve as a principal officer of the Corporation and as a member of its Board of Directors if serving as a member of the Board of Directors immediately prior to the Change of Control Date, with the office(s) and title(s), reporting responsibility, and duties and responsibilities of the Executive immediately prior to the Change of Control Date. The Executive hereby agrees that at any time prior to the Change of Control Date, the Board of Directors of the Corporation (or the individual to whom the Executive reports) may, without the Executive's consent, change the Executive's office(s), title(s), reporting responsibility, and duties or responsibilities.

                           The office(s), title(s), reporting responsibility,
                  duties and responsibilities of the Executive on the date of this Agreement, as the same may be changed from time to time after the date of this Agreement in accordance with the provisions of the previous paragraph, shall be summarized in Exhibit A to this Agreement, it being understood and agreed that if, as and when the office(s), title(s), reporting responsibility, duties or responsibilities of the Executive

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                  shall be so changed after the date of this Agreement, Exhibit
                  A shall be deemed to be, and shall be updated by the parties to reflect such change; PROVIDED, HOWEVER, that Exhibit A is intended only as a memorandum for the convenience of the parties and shall be disregarded if, and to the extent that, Exhibit A shall fail to reflect accurately the office(s), title(s), reporting responsibility, duties or responsibilities of the Executive as so changed after the date of this Agreement because the parties shall have failed to update Exhibit A as aforesaid."

         2.       Amend Section 3(j)(iii) to read, in its entirety, as follows:

                  "(iii) The Executive may elect to receive payment of the supplemental retirement annuity provided by this Section 3(j), under a joint and survivor or any other optional method of payment available under the Dana Corporation Retirement Plan, including, without limitation, any deferment in the time of payment thereof. The amount of the benefit payable pursuant to any form of payment under this Section 3(j) shall be determined by applying the mortality assumptions, interest rates, and other factors contained in the Dana Corporation Retirement Plan that would be applicable to the form of payment elected by the Executive (subject, however, to any actuarial factor that may apply as a result of the operation of Section 3(i)); PROVIDED THAT, if a lump sum distribution is made hereunder, the amount of the lump sum distribution shall be actuarially equivalent to the monthly benefit prescribed by
                  Section 3(j)(ii), calculated using the basis described in subparagraph (1) or (2), below, whichever produces the larger lump sum amount:

                           (1) the lump sum amount calculated on the basis of the "applicable interest rate" (as in effect for the November preceding the calendar year in which the calculation is made) and the "applicable mortality table", both as defined in Section 417(e) of the Internal Revenue Code; or

                           (2) the lump sum amount calculated on the basis of the actuarial equivalent factor used to convert the Executive's Earned Benefit Account into a life annuity under the Dana Corporation Retirement Plan at the time the calculation is made, subject to any lump sum discount factor that might apply as a result of the operation of Section 3(i) of this Agreement.


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                  If it is determined that the Executive is subject to federal income taxation on an amount in respect of the supplemental retirement annuity prior to the distribution of all of such amount to him, the Corporation shall forthwith pay to the Executive all (or the balance) of such amount as is includable in the Executive's federal gross income and correspondingly reduce future payments, if any, of the supplemental retirement annuity."

         Except as hereinabove amended, all provisions of the Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of February 12, 1996.

                                   DANA CORPORATION

                                   By:  /s/   Martin J. Strobel
                                        ---------------------------------
                                        Secretary

                                   By:  /s/   Theodore B. Sumner, Jr.
                                        ---------------------------------
                                        Chairman - Compensation Committee

ATTEST:

   /s/   Sue A. Griffin                 /s/   Southwood J. Morcott
   -------------------------            ---------------------------------
                                        Asst. Secretary    Southwood J. Morcott